EXHIBIT 10.21

AMENDMENT TO LOAN AGREEMENT

This is an Amendment to a Loan Agreement by and between TOR MINERALS INTERNATIONAL, INC. ("Borrower") and BANK OF AMERICA, N.A. ("Lender").

Borrower and Lender have entered into a Loan Agreement dated August 23, 2002, which has been amended by Amendments to Loan Agreement dated December 30, 2002, May 13, 2003, December 13, 2003 and January 13, 2004 (as amended, the "Loan Agreement"). Words which are capitalized herein which are defined in the Loan Agreement shall have the same meanings as in the Loan Agreement, except as otherwise indicated herein.

Borrower has requested Lender to modify the Loan Agreement to increase the amount of the Term Note, which Lender is willing to do upon the terms and conditions set forth herein.

NOW, THEREFORE, for valuable consideration, Borrower and Lender agree that the Loan Agreement shall be, and is hereby, amended as follows:

1. Amendment to Section 2-E. Section 2-E of the Loan Agreement is amended to read as follows:

E. Term Loan. Lender agrees to lend Borrower the sum of $782,499.93, which shall be evidenced by the promissory note which is attached as Exhibit C, to which reference is here made for all purposes ("Term Note").

2. Financial Statements; Litigation. Borrower represent to Lender that all financial statements which have been furnished to Lender are correct and complete in all respects, and accurately represent the financial condition of Borrower on the dates thereof and for the periods specified therein, and that no material adverse change has occurred since the latest of such financial statements. No litigation, arbitration proceedings or governmental or regulatory proceedings are pending or threatened against Borrower which, if adversely determined, would be likely to adversely affect their financial condition or the legality, validity or enforceability of the Loan Agreement as amended herein or Loan Documents.

3. Prior Documents. Borrower ratifies and confirms that all of the representations and warranties set forth in the Loan Agreement are true and correct as of the date hereof, and that the covenants and other provisions set forth in the Loan Agreement remain in full force and effect as of the date hereof. Borrower further ratifies and confirms that all of the Loan Documents shall remain in full force and effect as modified until the Loans are paid in full.

4. ARBITRATION.

A. This section concerns the resolution of any controversies or claims between the Borrower and/or any Guarantor and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); (ii) any document related to this Agreement; and/or (iii) any act or omission of Lender with respect to Borrower and/or any Guarantor, including but not limited to claims of usury and claims based on or arising out of an alleged tort.

B. At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

C. Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this section. In the event of any inconsistency, the terms of this section shall control.

D. The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

E. The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

F. This section does not limit the right of the Borrower to the Lender to (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) actin a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

G. The provisions of this section shall be irrevocable and are enforceable by specific performance. All parties agree to maintain the confidentiality of the proceedings, any discovery and all evidence presented. The award of the arbitrator(s) shall be final and binding.

5. THE WRITTEN LOAN AGREEMENT AS AMENDED AND ALL CURRENTLY AND PREVIOUSLY EXECUTED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

DATED as of February 2, 2004.

BORROWER:

TOR MINERALS INTERNATIONAL, INC.

By:____________________________

Authorized Officer

LENDER:

BANK OF AMERICA, N.A.

By:_______________________

Carole Griffin,

Banking Officer

Exhibit C

PROMISSORY NOTE

Date: February 2, 2004 [X] Renewal Amount: $782,499.93 Maturity Date: May 1, 2007
Lender: Bank of America, N.A. 500 N. Shoreline Corpus Christi, Nueces County, Texas 78471	Borrower: Tor Minerals International, Inc. 722 Burleson Street P. O. Box 2544 Corpus Christi, Nueces County, Texas 78403

FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note or at such other place as may be designated by Lender, the principal amount of Seven Hundred Eighty-two Thousand Four Hundred Ninety-nine and 93/100 Dollars ($782,499.93) or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. Rate. The interest rate shall be 5.2% per annum, fixed until maturity.

2. Usury Savings Clause. Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law. Borrower agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the indicated rate ceiling as specified in Section 303.201 of the Texas Finance Code. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

3. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

4. Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes.

5. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

Level Principal Plus Accrued Interest. The principal amount of this note shall be due and payable in 38 successive monthly installments of $20,064.10 each, commencing on March 1, 2004 and continuing on the first day of each successive month thereafter, and one final installment of the balance remaining on May 1, 2007. Interest shall be due and payable monthly, with the first payment to be made on March 1, 2004 and continuing on the first day of each successive month thereafter.

Delinquency Charge. Lender shall be entitled to charge a delinquency charge on commercial loans on the amount of any installment or other amount in default for a period of not less than 15 days, in a reasonable amount not to exceed 4% of the amount of the delinquent installment, in addition to the interest provided for herein.

6. Automatic Payment. Borrower has elected to authorize Lender to effect payment of sums due under this Note by means of debiting Borrower's account number 6110107387. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Lender fails to debit the account.

7. Representations, Waivers, Consents and Covenants. Borrower and Lender have entered into a Loan Agreement dated August 23, 2002, which has been amended by Amendments to Loan Agreement dated December 30, 2002, May 12, 2003, December 13, 2003 and January 13, 2004 (as amended, "Loan Agreement"). Borrower represents that all of the representations in the Loan Agreement are true and correct as of this date. Borrower covenants that it will keep all of the covenants and agreements set forth in the Loan Agreement. No waiver, consent, modification or amendment with respect to this Promissory Note shall be effective without compliance with the provisions of the Loan Agreement. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) after default, agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. Prepayments. Prepayments may be made in whole or in part at any time on any principal amounts for which the interest rate is based on the Prime Rate or any other fluctuating interest rate or index which may change daily. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion. No prepayment of any other principal amounts shall be permitted without the prior written consent of Lender. Notwithstanding such prohibition, if there is a prepayment of any such principal, whether by consent of Lender, or because of acceleration or otherwise, the prepayment shall be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee. The prepayment fee shall be in an amount sufficient to compensate Lender for any loss, cost or expense incurred by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the credit or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing. For purposes of this paragraph, Lender shall be deemed to have funded the credit by a matching deposit or other borrowing in the applicable interbank market, whether or not the credit was in fact so funded.

9. Events of Default. The occurrence of any Event of Default specified in the Loan Agreement, unless cured within the time specified therein, shall constitute an Event of Default under this Promissory Note. The following are also events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Lender, or to any affiliate or subsidiary of Lender of America Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Lender in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under Lenderruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Lender that any representation or warranty made to Lender by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Lender shall request from time to time; (i) the entry of a judgment against any Obligor which Lender deems to be of a material nature, in Lender's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Lender that it is insecure for any reason; (l) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

10. Remedies upon Default. The effect of the occurrence of any Event of Default under this Promissory Note shall be as specified in the Loan Agreement. In addition, upon the occurrence of an Event of Default which is not cured within the time specified therein, (a) the Rate of Interest on this Promissory Note shall be increased, from and after such date, to the Prime Rate plus 4.0% per annum, not to exceed the maximum rate allowed by law ("Default Rate") and (b) the entire balance outstanding under this Note and all other obligations of Borrower to Lender shall, at the option of Lender, become immediately due and payable, and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, shall be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

11. Non-Waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

12. Applicable Law, Venue and Jurisdiction. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Lender's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

13. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

14. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

15. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

16. ARBITRATION AND WAIVER OF JURY TRIAL.

A. This section concerns the resolution of any controversies or claims between the Borrower and/or any Guarantor and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); (ii) any document related to this Agreement; and/or (iii) any act or omission of Lender with respect to Borrower and/or any Guarantor, including but not limited to claims of usury and claims based on or arising out of an alleged tort.

B. At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

C. Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this section. In the event of any inconsistency, the terms of this section shall control.

D. The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

E. The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

F. This section does not limit the right of the Borrower to the Lender to (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) actin a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

G. The provisions of this section shall be irrevocable and are enforceable by specific performance. All parties agree to maintain the confidentiality of the proceedings, any discovery and all evidence presented. The award of the arbitrator(s) shall be final and binding.

H. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect to any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

Borrower represents to Lender that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT:

17. THIS WRITTEN PROMISSORY NOTE AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LENDER: BORROWER:

BANK OF AMERICA, N.A. TOR MINERALS INTERNATIONAL, INC.

By: ________________________________________ By: ________________________________

Carole Griffin, Authorized Officer

Banking Officer